UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N. Green Valley Parkway, Suite 200, Henderson, NV		89074
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: xxx

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2008, Empire Resorts, Inc. (the “Company”) entered into amendment to the employment agreements with David P. Hanlon, the Company’s chief executive officer and president (the “Hanlon Amendment”), and Ronald Radcliffe, the Company’s chief financial officer (the “Radcliffe Amendment”), pursuant to which the initial term of each of the employment agreements was extended from May 23, 2008 to June 23, 2008.

The foregoing description of the terms and the conditions of the Hanlon Amendment and the Radcliffe Amendment do not purport to be complete and are qualified in its entirety by reference to the full text of the Hanlon Amendment and the Radcliffe Amendment, which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

Item 9.01.                      Financial Statement and Exhibits.

(d)	Exhibits

	Exhibit No.	Exhibits

	99.1	Amendment Number 1 dated as of May 23, 2008 to the Employment Agreement between Empire Resorts, Inc. and David P. Hanlon dated May 23, 2005.

	99.2	Amendment Number 1 dated as of May 23, 2008 to the Employment Agreement between Empire Resorts, Inc. and Ronald Radcliffe dated May 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: May 27, 2008	By:	/s/ Ronald J. Radcliffe
Name: Ronald J. Radcliffe
Title: Chief Financial Officer